UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026
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SiTime Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2026, SiTime Corporation (the "Company") entered into a lease agreement (the "Lease") with 3250 Jay Street Owner LLC, a Delaware limited liability company (the "Landlord") under which the Company will lease approximately 149,300 square feet of space in two adjacent buildings located at 3250 Jay Street, Santa Clara, California, 95054 and 3260 Jay Street, Santa Clara, California 95054 (collectively, the "Buildings"). The Buildings will serve as the Company's new corporate headquarters, which the Company expects to begin occupying by April 1, 2027 (the "Lease Commencement Date"). The term of the Lease is 156 months ("Lease Term") commencing on the Lease Commencement Date (unless terminated earlier in accordance with the Lease). The Company has the option to extend the Lease for up to two consecutive terms of 60 months each, subject to the terms therein. The Lease Commencement Date is subject to extension due to delays as set forth in the Lease.

The base rent obligations for the first 24 months of the Lease Term are summarized below.

Period of Lease Term	Annual Base Rent	Monthly Installment of Base Rent
Lease Month 1 – Lease Month 12*	$3,762,360.00	$313,530.00
Lease Month 13 – Lease Month 24	$5,733,120.00	$477,760.00
* Subject to the terms set forth in Section 3.2 of the Lease, the base rent attributable to the six month period commencing on the first day of the first full calendar month of the Lease Term and ending on the last day of the sixth full calendar month of the Lease Term shall be abated.

The base rent obligations escalate by approximately 3% annually from and after the 25th month of the Lease Term.

The Company will be required to pay its share of operating expenses, taxes and any other expenses payable under the Lease.

Under the terms of the Lease, the Landlord will provide (a) an allowance in an amount not to exceed $16,049,750 toward the cost of completing the initial buildout of the Building and (b) an allowance in an amount not to exceed $1,300,000, towards certain costs in connection with upgrading the available power for the Buildings, which allowances are reflected in the base rent.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date:	March 24, 2026	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary